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                                                                    EXHIBIT 99.1

                                    CONSENT

        I, the undersigned nominee for director of US Unwired Inc., hereby consent to the disclosure of my name and biographical information under the headings "Management" and "Description of Capital Stock" and elsewhere in the prospectus that is a part of the Registration Statement on Form S-1 (File No. 333-33964) of US Unwired Inc., first filed on April 4, 2000, as that prospectus and Registration Statement may be amended and supplemented from time to time hereafter.

Dated: April 10, 2000.


                                        By:  /s/  CHARLES T. CANNADA
                                            ---------------------------------
                                        Name: Charles T. Cannada